                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:

/ /  Preliminary proxy statement

/X/  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             ROADWAY SERVICES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             ROADWAY SERVICES, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
      Not Applicable

(2) Aggregate number of securities to which transaction applies:
      Not Applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      Not Applicable

(4) Proposed maximum aggregate value of transaction:
      Not Applicable

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
      Not Applicable

(2) Form, schedule or registration statement no.:
      Not Applicable

(3) Filing party:
      Not Applicable

(4) Date filed:
      Not Applicable

                            ROADWAY  SERVICES,  INC.

                                1077 GORGE BLVD.
                                  P.O. BOX 88
                             AKRON, OHIO 44309-0088

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD WEDNESDAY, MAY 11, 1994
                               ------------------
TO THE SHAREHOLDERS:

    You are hereby notified that the Annual Meeting of Shareholders of Roadway Services, Inc., will be held Wednesday, May 11, 1994, at 9:00 a.m. Eastern Daylight Time, at the Sheraton Suites Hotel, located at 1989 Front Street, Cuyahoga Falls, Ohio, for the following purposes:

    1. To elect ten directors to the Board of Directors.
       Ten nominees to be presented for election will be George B. Beitzel, Richard A. Chenoweth, Joseph M. Clapp, Norman C. Harbert, Charles R. Longsworth, Robert E. Mercer, G. James Roush, Daniel J. Sullivan, William Sword and Sarah Roush Werner, who are presently members of the Board of Directors of the Company.

    2. To approve the adoption of the Roadway Services, Inc. 1994 Nonemployee Directors' Stock Plan.

    3. To consider a proposal submitted by a shareholder, if presented at the meeting, with respect to confidential voting, which the Board opposes.

    4. To ratify the designation of Ernst & Young as the independent auditors of the Company for 1994.

    5. To consider such other business as may be brought before the meeting.

    The record of shareholders entitled to notice and to vote at the meeting was taken as of the close of business on March 25, 1994.

    You are invited to attend the meeting, but whether or not you expect to attend in person, please mark, sign, date and return the enclosed proxy in the accompanying postage-paid envelope so that your shares will be represented at the meeting or adjournment thereof.

    BY ORDER OF THE BOARD OF DIRECTORS.               D. A. WILSON
                                                       Secretary
April 11, 1994                 ------------------

                                PROXY STATEMENT

    This Proxy Statement is furnished to shareholders in connection with the solicitation by the Board of Directors of Roadway Services, Inc. (the Company) of proxies to be used at the Annual Meeting of Shareholders to be held Wednesday, May 11, 1994, at 9:00 a.m. Eastern Daylight Time, at the Sheraton Suites Hotel, located at 1989 Front Street, Cuyahoga Falls, Ohio, or any adjournment thereof.

    The NOTICE OF ANNUAL MEETING OF SHAREHOLDERS, this PROXY STATEMENT and the form of PROXY are being mailed to shareholders on April 11, 1994. A copy of the Company's Annual Report on Form 10-K may be obtained without charge by writing the Secretary of the Company at the above address.

                      RECORD DATE AND VOTING REQUIREMENTS

    The record of shareholders entitled to vote was taken as of the close of business on March 25, 1994. At that date, the Company had outstanding and entitled to vote 39,022,565 shares of common stock without par value. Each share of common stock entitles the holder to one vote on all matters properly brought before the meeting, including the election of directors.

    Shares can be voted only if the shareholder is present in person or by proxy. Whether or not you expect to attend in person, you are encouraged to return the enclosed proxy. Your vote is important. You may revoke your proxy at any time prior to the exercise of the powers it confers. The shares represented by a properly executed proxy card will be voted in the manner directed therein by the shareholder.

    Unless a shareholder requests voting of his shares be withheld for any one or more of the nominees for director, his shares will be voted by the Proxies for the election as directors of the ten nominees.

    Where a shareholder specifies a choice with respect to any other proposal set forth in this Proxy Statement, his shares will be voted (or withheld from voting) in accordance with the instructions given. If no specific instruction is given, the shares will be voted for Proposal Nos. 2 and 4; against Proposal No. 3; and, in the discretion of the Proxies, on such other business as may properly come before the meeting. The Board of Directors is not aware of any matter to be presented for action at the meeting other than those set forth herein.

    The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. Directors are elected by a plurality of the affirmative votes cast. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. A "non-vote" occurs when a broker, or other nominee, holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal. Abstentions and "non-votes" will be treated as votes against proposals presented to shareholders other than elections of directors.

    The Board of Directors has designated R. A. Chenoweth, Director; J. M. Clapp, Director, Chairman and CEO; and D. A. Wilson, Senior Vice
President-Finance and Planning and CFO as Proxies for appointment by shareholders to represent and vote their shares in accordance with their directions.

         PRINCIPAL HOLDERS OF COMPANY COMMON STOCK ON FEBRUARY 28, 1994

    Other than those named in the following table, the Company knows of no person owning of record or beneficially more than 5% of the outstanding common stock entitled to vote.
- --------------------------------------------------------------------------------

                                                                   % OF                          % OF
           NAME AND ADDRESS OF                  SHARES IN         VOTING     SHARES OUTSIDE     VOTING
            BENEFICIAL OWNER                 VOTING TRUST (A)     STOCK       VOTING TRUST      STOCK
- ------------------------------------------------------------------------------------------------------
Sarah Roush Werner
  P. O. Box 611
  Marysville, Washington 98270                   2,791,775(b)      7.15           885,614(c)     2.27
The GAR Foundation
  Hugh Colopy and
  National City Bank, Akron, Trustees
  One Cascade Plaza
  Akron, Ohio 44308                              1,987,841         5.09           841,215        2.16
G. James Roush
  P. O. Box 3123
  Bellevue, Washington 98009                     2,000,000         5.13            95,724(d)     0.24
Other Shareholders                                 257,910         0.66           711,083        1.82
                                             ----------------     ------     --------------     ------
Total                                            7,037,526        18.03         2,533,636        6.49
Roadway Services, Inc. Stock Bonus Plan
  National City Bank, Trustee
  P. O. Box 5756
  Cleveland, Ohio 44101                                                         6,359,625(e)    16.30
Roadway Services, Inc. Stock
  Savings and Retirement Income Plan
  National City Bank, Trustee
  P. O. Box 5756
  Cleveland, Ohio 44101                                                         2,281,350(e)     5.85
Invesco PLC
  11 Devonshire Square
  London, England EC2M 4YR                                                      3,670,135(f)     9.41

- --------------------------------------------------------------------------------

(a) Pursuant to the terms of the Voting Trust of June 1, 1966, as amended and restated effective November 1, 1992, and extended for a term ending October 31, 2002, the voting trustees, R. A. Chenoweth and G. J. Roush, have authority to attend all meetings of the shareholders, to exercise consents and to vote the shares relative to the election of directors and any other matter that may be brought before the shareholders; provided that in the case of certain proposals involving major decisions concerning the Company or its assets, the voting trustees are to request instructions from each Voting Trust beneficiary and, if such instructions are received, must vote in accordance with such instructions. Except as set forth in the Voting Trust Agreement, the beneficiaries of the Voting Trust have an annual noncumulative right to withdraw approximately 5% of the shares deposited on their behalf. The business address of R. A. Chenoweth is P. O. Box 1500, 50 South Main Street, Akron, Ohio 44309. During 1993, The GAR Foundation, and Hiram College, Dr. George C. Roush and the Roush Family Charitable Lead Trust, participants in the Voting Trust in the category "Other Shareholders," inadvertently failed to report to the SEC on a Form 4 eight transactions (one for The GAR Foundation, two for Hiram, one for Dr. Roush and four for the Lead Trust) involving the disposition of Company common stock owned outside the Voting Trust; the transactions were subsequently reported to the SEC.

(b) Includes 12,573 shares in the Voting Trust as to which Mrs. Werner may be deemed in law to have investment power but as to which she disclaims beneficial ownership.

(c) Includes 186,147 shares outside the Voting Trust as to which Mrs. Werner has investment and voting power although she disclaims any beneficial ownership.

(d) Includes 47,258 shares held on behalf of the family of Mr. Roush as to which he disclaims beneficial ownership.

(e) Pursuant to the terms of the Roadway Services, Inc. Stock Bonus Plan and the Roadway Services, Inc. Stock Savings and Retirement Income Plan, participants are entitled to instruct the trustee as to the voting of any shares allocated to their account(s). The trustee must vote the shares as directed. The trustee, however, possesses the power to vote all other shares held in trust by the Plans (including shares for which it does not receive instructions from participants) in accordance with its discretion absent the express direction of the respective Plan Administrative Committee. The Administrative Committee of the Stock Bonus Plan consists of J. M. Clapp, D.
    J. Sullivan and D. A. Wilson, and the Administrative Committee of the Stock Savings and Retirement Income Plan consists of J. D. Cunningham, A. C. Snelson and D. A. Wilson.

(f) Invesco PLC disclaims beneficial ownership of all shares since they are held pursuant to investment advisory contracts through which voting and investment powers may be shared with clients. No single client owns more than 5% of the outstanding common stock of the Company, and ownership is solely for investment purposes.

                             ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

    The Code of Regulations of the Company provides that the Board of Directors shall consist of ten members, except that either the shareholders or the directors by resolution may change the number at any time. The Board recommends that the present ten directors be elected for the ensuing year and until their successors are elected and qualified. All nominees have consented to being named and to serve if elected. If any nominees for director become unavailable, the Proxies will be voted for such substitute nominees, if any, as may be nominated by the Board.

                    INFORMATION ABOUT NOMINEES FOR DIRECTORS

    The information appearing in the following table, regarding principal occupation or employment and name and principal business of the corporation or other organization in which such occupation or employment is carried on, covers at least the last five years. The period during which each nominee has served as a director of the Company includes service as a director of Roadway Express. Except as otherwise noted, each person named in the following table has sole voting and investment power over the shares beneficially owned.

- -------------------------------------------------------------------------------------------------------------
                                                                              SHARES BENEFICIALLY       % OF
                                       PRINCIPAL OCCUPATION,                      OWNED AS OF          VOTING
          NAME                      OTHER DIRECTORSHIPS AND AGE                FEBRUARY 28, 1994       STOCK

- -------------------------------------------------------------------------------------------------------------
George B. Beitzel         Retired. Senior Vice President and Director of
  Director since 1986     International Business Machines Corporation, a
                          manufacturer of computers and office equipment,
                          from 1972 to 1987. Director: Bankers Trust New
                          York Corporation, Computer Task Group,
                          FlightSafety International, Inc., Phillips
                          Petroleum Company, Rohm and Haas Company, and
                          TIG Holdings. Age 65.                                        5,616(a)         0.01
Richard A. Chenoweth      Principal of Buckingham, Doolittle & Burroughs,
  Director since 1980     a Legal Professional Association, Akron, Ohio.
                          Director: First Bancorporation of Ohio and
                          First National Bank of Ohio. Age 68.                         2,282(a)         0.01
Joseph M. Clapp           Chairman and Chief Executive Officer of the
  Director since 1982     Company effective January 1, 1994. Chairman and
                          President from 1987 to 1993. Mr. Clapp joined
                          Roadway Express in 1967. Age 57.                            79,757      (a)(b)  0.20
Norman C. Harbert         Chairman and Chief Executive Officer of The
  Director since 1981     Hawk Group, a venture capital company investing
                          in industrial firms, since 1988. Director:
                          Second National Bank of Warren. Age 60.                      2,628      (a)   0.01
Charles R. Longsworth     Chairman of The Colonial Williamsburg
  Director since 1989     Foundation, a colonial restoration museum and
                          hotel complex, since 1992 and President and
                          Chief Executive Officer from 1979 to 1992.
                          Director: Crestar Financial Corporation,
                          FlightSafety International, Inc., Houghton
                          Mifflin Co. and Saul Centers, Inc.
                          Age 64.                                                        266            0.00
Robert E. Mercer          Retired. Chairman and Chief Executive Officer
  Director since 1989     of The Goodyear Tire & Rubber Company, a
                          manufacturer of tires and related products,
                          from 1983 through December 1988 and Chairman to
                          March 1989. Director: Chemical Banking
                          Corporation, The General Electric Company, and
                          CPC International. Age 70.                                     945            0.00

- -------------------------------------------------------------------------------------------------------------
                                                                              SHARES BENEFICIALLY       % OF
                                       PRINCIPAL OCCUPATION,                      OWNED AS OF          VOTING
          NAME                      OTHER DIRECTORSHIPS AND AGE                FEBRUARY 28, 1994       STOCK

- -------------------------------------------------------------------------------------------------------------
G. James Roush (c)        Private investor. Bellevue, Washington. Age 66.
  Director since 1969                                                              2,095,724(a)         5.37
Daniel J. Sullivan        President and Chief Operating Officer of the
  Director since 1990     Company effective January 1, 1994;
                          President-National Carrier Group and Senior
                          Vice President during 1993; Vice President and
                          President -- National Carrier Group during
                          1992; Vice President and Group Executive from
                          July 1990 through 1991 and President of Roadway
                          Package System through June 1990. Mr. Sullivan
                          joined Roadway Express in 1972. Age 47.                     40,420      (b)   0.10
William Sword             Chairman of the Board of Wm. Sword & Co.
  Director since 1977     Incorporated, investment bankers, since 1976.
                          General Partner, Morgan Stanley and Co. from
                          1962 through 1975. Director: American Brands,
                          Inc. from 1976 to 1986. Age 69.                                266            0.00
Sarah Roush Werner (c)    Private investor. Marysville, Washington. Age
  Director since 1979     63.                                                      3,677,389(a)         9.42

- --------------------------------------------------------------------------------

(a) Includes shares owned by family members of the nominees as to which beneficial ownership is disclaimed, as follows: Mr. Beitzel, 1,180 shares; Mr. Chenoweth, 416 shares; Mr. Clapp, 100 shares; Mr. Harbert, 100 shares; Mr. Roush, 47,258 shares; and Mrs. Werner, 198,720 shares.

(b) Includes shares held pursuant to the Stock Bonus Plan, the Stock Savings and Retirement Income Plan and the Employee Stock Ownership Plan as of December 31, 1993, as follows: Mr. Clapp, 25,612 shares and Mr. Sullivan, 10,493 shares.

(c) Mr. Roush and Mrs. Werner are brother and sister.

                    BOARD OF DIRECTORS AND BOARD COMMITTEES

    The Board of Directors of the Company has an Audit Committee, a Nominating Committee, a Compensation Committee, an Executive and Finance Committee and a Planning Committee.

    The members of the Audit Committee are G. B. Beitzel, R. A. Chenoweth and C.
R. Longsworth. During 1993, the Committee reviewed the audit plan developed by the Company's independent auditors and the professional services provided by them to assure their independence. Additionally, the Audit Committee reviewed the annual financial statements prepared by management prior to their issuance and met with the independent auditors to review their opinion on the annual financial statements and the results of their audit procedures. The Committee also reviewed, in consultation with the independent auditors and the Company's Director of Internal Audit, the adequacy of the Company's internal controls.

    The members of the Nominating Committee are R. A. Chenoweth, J. M. Clapp and
G. J. Roush. During 1993, the Committee selected nominees to be elected directors and officers of the Company. Written recommendations for director nominees to be elected at the 1995 Annual Meeting that are addressed to G. J. Roush, chairman of the Nominating Committee, at the Company's principal offices and received before December 9, 1994 will be considered by the Nominating Committee.

    The members of the Compensation Committee are N. C. Harbert, C. R. Longsworth, G. J. Roush and W. Sword. The Committee recommends compensation for executive officers of the Company.

   The members of the Executive and Finance Committee are G. B. Beitzel,
J. M. Clapp, R. E. Mercer, G. J. Roush, D. J. Sullivan and W. Sword. The Committee makes recommendations for capital expenditures and other financial matters and may act for the Board of Directors between its regular meetings.

    The members of the Planning Committee are G. B. Beitzel, J. M. Clapp, N. C. Harbert, R. E. Mercer and D. J. Sullivan. The Committee reviews plans developed by management for the growth of the Company.

    During 1993, the Board met five times. The Audit Committee, Executive and Finance Committee and Compensation Committee each met five times; the Nominating Committee met once; and the Planning Committee met six times. Average attendance at the meetings of the Board and the meetings of all its committees was 98%.

                             DIRECTOR COMPENSATION

    During 1993, all nonemployee directors of the Company were paid an annual retainer of $21,000 plus (a) an annual retainer of $4,000 for each committee membership and (b) an additional sum of $1,400 for each meeting of the Board or a committee, except when held the same day as a meeting of the Board or another committee, in which case an additional sum of $850 was paid. Additionally, the chairmen of the Audit Committee and the Compensation Committee were each paid an annual retainer of $4,000 and all other committee chairmen (except officers of the Company) were each paid an annual retainer of $3,000. The same fee arrangement for nonemployee directors will be in effect for 1994.

    Three compensation plans were in effect during 1993 for nonemployee directors. These include the Roadway Services, Inc. Nonemployee Directors' Stock Plan (the 1989 Stock Plan); the Roadway Services, Inc. Directors' Deferred Fee Plan (the Deferred Fee Plan); and the Roadway Services, Inc. Retirement Plan for Nonemployee Directors (the Retirement Plan).

    THE 1989 STOCK PLAN: Under the 1989 Stock Plan, which was approved by the shareholders at the Annual Meeting held on May 10, 1989, and effective on that date, Mrs. Werner, and Messrs. Beitzel, Chenoweth, Harbert, Longsworth, Roush and Sword each were awarded 1,333 shares of Company common stock having a fair market value at that time of $39,990, with vesting to be phased in over a five-year period, in tandem with a grant of options to purchase 5,332 shares at a price of $30 per share. Since Mr. Mercer was first elected a director in August 1989, he was not eligible to participate in the 1989 Stock Plan until May 9, 1990, on which date he was awarded 1,111 shares of Company common stock having a fair market value at that time of $39,996 with vesting to be phased in over a five-year period, in tandem with a grant of options to purchase 4,444 shares at a price of $36 per share.

    The shares and option rights are subject to forfeiture and cancellation according to a formula. Two years after the respective grants, based on the fair market value of a share, 40% of such option rights became exercisable and the related shares were forfeited. Thereafter, 20% of such shares or related option rights become nonforfeitable or exercisable annually on the same basis. During 1993, 267 shares of the 1989 awards were forfeited by each of Directors Werner, Beitzel, Chenoweth, Harbert, Longsworth, Roush and Sword and each became entitled to exercise options to purchase 1,068 shares at $30 per share, and 222 of the shares awarded to Mr. Mercer in 1990 were forfeited and he became entitled to exercise options to purchase 888 shares at $36 per share.

    THE DEFERRED FEE PLAN: Under the Deferred Fee Plan, any nonemployee director may elect to defer receipt of all or a portion of the compensation payable to him or her for services as a member of the Board or any committee thereof. Amounts deferred may earn interest at a formula rate or be credited in units equal in value to the average price of shares of Company common stock acquired by the Roadway Services, Inc. Stock Bonus Plan during the year in which such amounts are payable. Each credited unit is payable in cash based on the fair market value of Company common stock at the time of payment. Deferred amounts will be payable upon termination of service as a director, or on certain earlier dates, as requested by the director. Messrs. Beitzel and Roush participate in the Deferred Fee Plan under the credited units alternative.

    THE RETIREMENT PLAN: Under the Retirement Plan, a nonemployee director is entitled to receive a retirement benefit in annual amounts equal to the annual retainer in effect during the year of his retirement. Payment of such benefits will commence upon termination of service as a director. Payments will be made in quarterly installments for the joint lives of the retired director and his surviving spouse until the number of such payments equals the total number of quarters of his service as a director. The Retirement Plan also provides an additional annual retirement benefit payable in cash equal to the market value of 200 shares of Company common stock as of December 31 of the year prior to the year in which the additional benefit is paid. A director must have served a minimum of five years on the Board in order to receive the additional benefit. If a director has served at least five years but less than eight years at the time of his retirement, the additional benefit will be paid annually thereafter for a period of eight years, limited to the joint lives of the retired director and his spouse. If a director has served for at least eight years at the time of his retirement, the additional benefit will be paid annually thereafter until the number of such payments equals the total number of years of his service as a director, limited by the joint lives of the retired director and his spouse.

    NONEMPLOYEE DIRECTOR CHARITABLE AWARD PROGRAM: As part of its overall program to promote the mutual interest of the Company and its nonemployee directors in charitable giving, the Company established, effective May 8, 1991, a Nonemployee Director Charitable Award Program which is funded by life insurance policies on the lives of nonemployee directors. Upon the death of a nonemployee director (or certain other qualifying events), the Company will donate up to $1 million (or its actuarial equivalent) to one or more qualifying charitable organizations recommended by the individual director funded entirely by insurance proceeds. Individual directors derive no financial benefit from this program since all available deductions for tax purposes accrue solely to the Company.

         EXECUTIVE COMPENSATION AND SHAREHOLDINGS BY EXECUTIVE OFFICERS

    SUMMARY COMPENSATION TABLE: The following table sets forth information concerning annual and long-term compensation for services rendered to the
Company for 1993, 1992, and 1991 by those persons who were the chief executive officer and the other four most highly compensated executive officers of the Company during 1993 (collectively, the Named Officers).
- --------------------------------------------------------------------------------

                                                                          LONG-TERM
                                                                        COMPENSATION
                                                                      RESTRICTED STOCK
                                         ANNUAL COMPENSATION               AWARDS                   ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR      SALARY      BONUS (A)      (BOOK VALUE SHARES) (B)     COMPENSATION (C)(D)
- ------------------------------------------------------------------------------------------------------------------
CEO Joseph M. Clapp            1993    $325,000      $271,104             $ 206,134                  $ 60,771
  Director, Chairman and       1992     300,000       390,405               272,373                    50,377
  President                    1991     275,000       309,045               219,255
John P. Chandler (e)           1993     210,000       159,157                17,689                    23,010
  Vice President-              1992
  Administration               1991
John M. Glenn                  1993     165,000        64,382                52,160                    22,333
  Vice President and General   1992     157,500       100,837                72,748                    23,286
  Counsel                      1991     150,000        91,040                61,271
Daniel J. Sullivan             1993     300,000       323,276               177,087                    40,436
  Director, Senior Vice        1992     270,000       443,587               305,182                    37,715
  President and President-     1991     245,000       264,416               186,629
  National Carrier Group
D. A. Wilson                   1993     225,000       137,368               100,830                    24,222
  Senior Vice President-       1992     205,000       192,693               133,797                    24,004
  Finance and Planning         1991     190,000       153,395               106,469
  and Secretary

- --------------------------------------------------------------------------------

(a) Reflects incentive compensation earned, less amounts used to purchase Restricted Book Value Shares (RBV Shares) under the Consolidated Restricted Book Value Shares Plan for Roadway Services, Inc. (RBVS Plan). Amounts used to purchase RBV Shares are included in the Long-Term Compensation column.

(b) The amounts set forth in this column do not reflect conventional awards of restricted stock, but rather reflect amounts of compensation otherwise provided to the executive officer that he elected to use for the purchase of RBV Shares under the RBVS Plan. The amounts include (i) the portion of cash incentive compensation referred to in footnote (a) above and (ii) the value of certain stock credits awarded under the Roadway Services, Inc. Long-Term Stock Award Incentive Plan (LTS Plan). RBV Shares are purchased from the Company at book value. Owners of RBV Shares have the same rights as other holders of Company common stock, including voting and dividend rights. However, RBV Shares cannot be resold except to the Company at a price equal to book value as of the year-end preceding repurchase. Book value was $26.60 as of December 31, 1993, $25.71 as of December 31, 1992, and $22.72 as of December 31, 1991. RBV Shares owned by the Named Officers, including purchases with 1993 compensation, are as follows: Mr. Clapp, 53,615; Mr. Chandler, 1,634; Mr. Glenn, 9,471; Mr. Sullivan, 28,883; and Mr. Wilson, 39,199. For additional information about the RBVS Plan see the Compensation Committee Report on Page 8, and for more information about the LTS Plan and the stock credits awarded thereunder for 1993, see the Compensation Committee Report and the Long-Term Incentive Plans Table.

(c) Reflects (i) dividend equivalents earned on stock credits awarded under the LTS Plan and predecessor plans (Mr. Clapp, $44,393; Mr. Chandler, $6,632; Mr. Glenn, $5,955; Mr. Sullivan, $24,058; and Mr. Wilson, $7,844); (ii)
    Company matching contributions under the Roadway Services, Inc. Stock Savings and Retirement Income Plan, a voluntary contributory defined contribution employee benefit plan ($8,254 for each of the Named Officers) and (iii) allocations under the Roadway Services, Inc. Stock Bonus Plan, a noncontributory defined contribution employee benefit plan ($8,124 for each of the Named Officers).

(d) In accordance with the transitional provisions applicable to the revised rules on executive officer and director compensation disclosure adopted by the SEC, the amounts of all other compensation are excluded for 1991.

(e) During 1991 and 1992 Mr. Chandler was the president of Roadway Package System, Inc. and was not an executive officer of the Company.

    LONG-TERM INCENTIVE PLANS TABLE: The following table sets forth information concerning long-term incentive plans pursuant to which the Named Officers received awards for 1993. It reflects stock credits awarded under the LTS Plan, less supplemental stock credits used to purchase RBV Shares. The value of supplemental stock credits that were used to purchase RBV Shares is included in the Long-Term Compensation column of the Summary Compensation Table.

    Until distribution, dividend equivalents will be credited in shares of the Company's common stock. Stock credits are distributed as shares in five annual installments after retirement. Stock credits are fully vested at age 55. For additional information about the LTS Plan and the valuation of stock credits awarded thereunder, see the Compensation Committee Report on Page 8.

- --------------------------------------------------------------------------------

                                                                 NUMBER OF SHARES,
                                                               UNITS OR OTHER RIGHTS       MINIMUM PERIOD
                        NAME                           YEAR    (STOCK CREDIT AWARDS)    UNTIL MATURATION(A)
- ------------------------------------------------------------------------------------------------------------
CEO Joseph M. Clapp
  Director, Chairman and President                     1993            6,631                  2 Years
John P. Chandler
  Vice President - Administration                      1993            1,589                  2 Years
John M. Glenn
  Vice President and General Counsel                   1993              869                  2 Years
Daniel J. Sullivan
  Director, Senior Vice President and President -
  National Carrier Group                               1993            2,432                  2 Years
D. A. Wilson
  Senior Vice President-Finance and Planning and
  Secretary                                            1993            1,708                  2 Years

- --------------------------------------------------------------------------------

(a) After December 31, 1995, 50% of an executive officer's basic stock credits awarded under the LTS Plan may be used to purchase RBV Shares in a number equivalent to the number which could be purchased at book value as of December 31, 1995.

    ROADWAY SERVICES, INC. PENSION PLAN: The Pension Plan is a noncontributory qualified employee defined benefit plan. The Plan provides retirement benefits after normal retirement at age 65 equal to the greater of (a) 1 1/3% of final five year average compensation or (b) 1 3/4% of final 20 year average compensation up to $45,000 and 1 1/2% of final 20 year average compensation in excess of $45,000, times total years of service not to exceed 30. Benefits under the Pension Plan are not subject to reductions for Social Security benefits or other offset amounts. The following table shows estimated annual pension benefits payable as a straight life annuity under various assumptions based on final 20 year average compensation and years of service. Annual compensation for computing annual pension benefits includes base salary and incentive compensation. For the Named Officers, annual compensation represents the sum of the amounts shown for 1993 in the Salary and Bonus columns of the Summary Compensation Table, plus that portion of the amount shown in the Long-term Compensation column that represents incentive compensation used to purchase RBV Shares.

                                  ESTIMATED ANNUAL PENSION BENEFITS
                                                UPON
                                   RETIREMENT FOR YEARS OF SERVICE
                                              INDICATED
AVERAGE ANNUAL COMPENSATION      -----------------------------------
FOR LAST 20 YEARS OF SERVICE     20 YEARS     25 YEARS     30 YEARS
- ----------------------------     ---------    ---------    ---------
          $200,000               $  62,250    $  77,813    $  93,375
           400,000                 122,250      152,813      183,375
           600,000                 182,250      227,813      273,375
           800,000                 242,250      302,813      363,375

    At normal retirement, the credited years of service and the estimated final 20 year average compensation under the Pension Plan for the Named Officers are:
Mr. Clapp, 30 years and $627,222; Mr. Chandler, 24 1/3 years and $409,474; Mr. Glenn, 8 1/2 years and $253,588; Mr. Sullivan, 30 years and $777,480; and Mr. Wilson, 30 years and $485,770. The current estimated annual compensation for the Named Officers is: Mr. Clapp, $882,000; Mr. Chandler, $424,000; Mr. Glenn, $305,000; Mr. Sullivan, $779,000; and Mr. Wilson, $506,000.

                    REPORT OF THE COMPENSATION COMMITTEE ON
                          1993 EXECUTIVE COMPENSATION

OVERALL PHILOSOPHY AND STRATEGY

    Since 1956 a fundamental goal of our company has been to align the interests of the shareholders and management by making the level of executive compensation significantly dependent on the areas of importance to shareholders -- corporate revenue growth, profitability, and stock price appreciation. To this end, the 1993 executive compensation package consisted of four parts: a relatively low base salary; a potentially generous cash incentive plan tied by formula to financial results; and two stock plans whose value depends on market price appreciation and book value growth.

    In 1993, Roadway Services officers' base salaries averaged 43% of their total compensation. Cash incentive compensation and stock credit awards averaged 41% and 16%, respectively.

    A general description of the four executive compensation programs follows:

    Base Salaries: The Compensation Committee established base salaries for 1993 at a level that it considered to be below the market level for comparable positions. In establishing these base salaries, the Compensation

Committee considered industry-based comparisons provided by the Company's Human Resources Group. The committee also considered data provided by Towers Perrin, an outside compensation consulting firm, about companies of comparable size to RSI in transportation as well as other industries. Industry-based comparisons included companies in the S&P Trucking index and other large transportation companies, including air and rail carriers.

    In setting compensation for individual executive officers, the Compensation Committee also took into account evaluation reports prepared by management and, when available, the Committee's own evaluations of job performance. Consideration was also given to maintaining internal equity among members of the executive group in accordance with their respective responsibilities. The salary for Mr. Clapp, RSI CEO, was set at $325,000.

    Cash Incentive Compensation: The cash component of 1993 incentive compensation for all executive officers, except RSI Senior Vice President Daniel
J. Sullivan (see below), was determined under the Company's 1993 Officers' Incentive Compensation Plan formula. This plan was similar to annual plans implemented by the Company in prior years. It was designed so that if stipulated performance targets were met, each participant, including the Chief Executive Officer, would earn a cash incentive bonus at a level resulting in excellent total compensation, thus offsetting the relatively low base salary.

    The amount payable to each officer under the plan was determined by a formula where the measures of performance were return on equity (slightly adjusted) and revenue growth actually achieved in 1993. Roadway Global Air start-up losses and the cumulative effect of accounting changes were excluded. The target return on equity, pre-tax, was 27%, as in the 1991 and 1992 plans. No bonuses were payable unless a return of 10% was achieved. The revenue target was $4,201,000,000. Both return on equity and revenue in 1993 were below their targets. Consequently, bonus levels payable averaged 25% below target amounts. Mr. Clapp's bonus was $440,334, 25% below his target amount of $585,000.

    Cash incentive bonuses for 1993 were also below those for 1992, which is a further indication of how directly incentive compensation is tied to financial performance.

    As mentioned earlier, Daniel J. Sullivan did not participate in the RSI 1993 Officers' Incentive Compensation Plan. The Compensation Committee felt it was more appropriate that his incentive compensation be determined under the same formulas that apply at Roadway Express and Roadway Package System, the major constituent companies in the National Carrier Group, of which he was president. Their plans are similar formula and performance-based plans.

    Stock-Based Compensation: The Company maintains two stock-based executive compensation plans that are designed to focus the Company's executive officers on long-term performance and shareholder value. The Long-Term Stock Award Incentive Plan provides for annual awards of stock credits, and the Restricted Book Value Shares Plan affords officers an opportunity to use a portion of their cash incentive compensation to invest in the Company's common stock.

    Long-Term Stock Award Incentive Plan: The Company's 1993 Long-Term Stock Award Incentive Plan was similar to annual plans that have provided for the award of stock credits since 1981. The 1993 plan year represented the third year in a 5-year plan initiated in 1991. In addition to officers of RSI, officers of a number of RSI's operating companies participate in the plan. Under the plan, each stock credit becomes distributable as one share of common stock of the Company in annual installments following retirement.

    For 1993, each executive officer other than Mr. Clapp was awarded a number of stock credits determined by dividing 25% of target incentive compensation by a formula price of $43.17. Although the Compensation Committee took into account the aggregate amount of stock credits previously awarded and to be awarded under the plan when approving this percentage, it did not specifically consider the amounts of stock credits previously awarded to individual participants. This formula price reflects a 16% annual increase (less dividends) over the original price of $34 set in 1991, which represented the rounded average market price of the Company's common stock during the six months preceding the 1991 award date and exceeded the market price of the common stock on that date. This formula was designed to operate as an incentive for executive officers to achieve increases in the market price of the common stock in excess of 16% (less dividends) on a year-to-year basis. Total compensation for Mr. Clapp reflects a proportionately greater weighting of stock credits and lesser weighting of the salary component than is the case with other officers, in order to provide a more direct correlation between his compensation and the long-term performance of the Company's stock.

    Some of the executive officers also received "supplemental" stock credits, which are designed to make up for defined contribution plan benefits lost because of limitations imposed by the Internal Revenue Code on Company contributions to its qualified plans. The number of these stock credits was determined by dividing the value of the contributions which the Company would otherwise have made to such plans by $61.47. This was the average price at which the Stock Bonus Plan bought shares in the open market during 1993.

    Restricted Book Value Shares Plan: Under the Restricted Book Value Shares Plan, officers may elect to invest up to 25% of their cash incentive compensation in Company common stock. Shares are sold at a price equal to their book value at year-end and cannot be resold except to the Company at a price equal to book value as of the year-end preceding repurchase. Since both purchases and sales under this plan occur at book value, participants are motivated to achieve increases in the Company's book value. During 1993, as shown in the Summary Compensation Table, the Named Officers invested substantial portions of their incentive compensation in the Company pursuant to this plan.

STATUS OF REPORT

    The Board of Directors established 1993 compensation for the Company's executive officers on the basis of recommendations made by its Compensation Committee. The foregoing report on 1993 executive compensation was provided by the Compensation Committee and shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A promulgated by the Commission or Section 18 of the Securities Exchange Act of 1934. The Compensation Committee is composed entirely of nonemployee Directors. The names of the Directors who served on the Compensation Committee during 1993 are set forth below:

N. C. HARBERT, C. R. LONGSWORTH, G. J. ROUSH, W. SWORD, CHAIRMAN

                               PERFORMANCE GRAPH

    The following graph reflects a comparison of the cumulative total shareholder return on the Company's common stock with the S&P Composite 500 Stock Index and the S&P Trucking Index, respectively, for the five-year period commencing December 31, 1988 through December 31, 1993. The graph assumes that the value of the investment in the Company's common stock and each index was $100 at December 31, 1988 and all dividends were reinvested. The comparisons in this table are required by the SEC and, therefore, are not intended to forecast or be necessarily indicative of the actual future return on the Company's common stock.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

       MEASUREMENT PERIOD               ROADWAY
      (FISCAL YEAR COVERED)            SERVICES           S&P 500        S&P TRUCKING
1988                                            100               100               100
1989                                            142               132               106
1990                                            133               128                87
1991                                            218               166               124
1992                                            245               179               138
1993                                            221               197               135

    December 31         1988      1989      1990      1991      1992      1993
                        -----     -----     -----     -----     -----     -----
Roadway Services          100       142       133       218       245       221
S&P 500                   100       132       128       166       179       197
S&P Trucking              100       106        87       124       138       135

                OWNERSHIP OF COMPANY COMMON STOCK BY MANAGEMENT

    The following table sets forth the beneficial ownership as of February 28, 1994 of Company common stock by the Named Officers and all executive officers and directors as a group (excluding G. James Roush and Sarah Roush Werner, whose beneficial ownership is detailed in the Principal Holders Table on page 2).
- --------------------------------------------------------------------------------

                                                                                            % OF
                               NAME                                   SHARES(A)(B)      VOTING STOCK
- -------------------------------------------------------------------------------------------------------
Joseph M. Clapp
  Director, Chairman and CEO                                              79,757(c)          0.20
John P. Chandler
  Vice President-Administration and Treasurer                              4,852             0.01
John M. Glenn
  Vice President and General Counsel                                      14,764(c)          0.04
Daniel J. Sullivan
  Director, President and COO                                             40,420             0.10
D. A. Wilson
  Senior Vice President-Finance and Planning, Secretary and CFO           48,298             0.12
15 Directors and Executive Officers as a group, excluding G. James
  Roush and Sarah Roush Werner listed on the "Principal Holders"
  table on page 2                                                        309,730(c)          0.79

- --------------------------------------------------------------------------------

(a) Includes shares held pursuant to the Stock Bonus Plan, the Stock Savings and Retirement Income Plan and the Employee Stock Ownership Plan as of December 31, 1993, as follows: Mr. Clapp, 25,612 shares; Mr. Chandler,

    3,218 shares; Mr. Glenn, 3,193 shares; Mr. Sullivan, 10,493 shares; Mr. Wilson, 9,014 shares; and all executive officers as a group, 127,502 shares.

(b) Includes RBV Shares held pursuant to the RBVS Plan as of December 31, 1993, as follows: Mr. Clapp, 53,615 shares; Mr. Chandler, 1,634 shares; Mr. Glenn, 9,471 shares; Mr. Sullivan, 28,883 shares; Mr. Wilson, 39,199 shares; and all executive officers as a group, 183,748 shares.

(c) Includes shares owned by family members as to which beneficial ownership is disclaimed, as follows: Mr. Clapp, 100 shares and Mr. Glenn, 1,000 shares; and all directors and executive officers as a group, 2,696 shares.

    During 1993 the issuance of supplemental stock credits to Mr. Chandler and Mr. Newton, two executive officers of the Company, pursuant to the LTS Plan were not timely reported to the SEC on Form 4. The oversight was corrected on the next required Form 4 for Mr. Chandler and on Form 5 for Mr. Newton.

                          ROADWAY SERVICES, INC. 1994
                       NONEMPLOYEE DIRECTORS' STOCK PLAN
                                (PROPOSAL NO. 2)

    On February 9, 1994, the Board of Directors adopted, subject to approval by the shareholders of the Company, the Roadway Services, Inc. 1994 Nonemployee Directors' Stock Plan (the 1994 Stock Plan). The design of the 1994 Stock Plan is essentially the same as that of the 1989 Stock Plan previously approved by the shareholders, which has been an important factor in attracting and retaining Nonemployee Directors while solidifying the common interest of directors and shareholders in enhancing the value of the Company's common stock. The principal differences between the two plans are that (a) the fair market value of restricted stock under the 1989 Plan was $40,000 and under the proposed plan will be $125,000 and (b) a retiring director under the proposed plan will be vested for only one additional year after retirement rather than for all remaining years as would have occurred under the old plan. The number of shares that may be awarded as restricted stock and released from restrictions or acquired upon the exercise of option rights is limited to 80,000 shares in the aggregate. Only directors of the Company who are not employees of the Company or any of its subsidiaries may participate in the proposed plan. The 1994 Stock Plan will be effective upon the later of its approval by the shareholders of the Company or the date upon which the Company has received such rulings, interpretive letters, legal opinions and other professional advice as to the tax and other legal ramifications of the plan as it considers necessary. Once the proposed plan is effective, the old plan will be suspended.

    If the proposed plan becomes effective, each nonemployee director elected at the Annual Meeting (except Mr. Mercer) will be awarded, effective as of the date of such meeting, shares of Company common stock having an aggregate fair market value (determined without regard to any restrictions) on the meeting date of $125,000, with vesting to be phased in over a five year period, in tandem with a grant of options to purchase a number of shares of Company common stock equal to four times the number of shares included in the award of restricted stock. Since Mr. Mercer has one year of remaining participation in the 1989 Stock Plan, he may not commence participation in the 1994 Stock Plan until May 1995. Nonemployee directors first elected after the 1994 Annual Meeting will receive similar awards, effective as of the date of the annual meeting at which they are elected. For purposes of the plan, the fair market value of shares of Company common stock is the average of the highest and lowest sales prices of the shares for a specified date.

    Shares of restricted stock and option rights are subject to forfeiture and cancellation according to a specified formula. If, on the date of the second annual meeting of shareholders following the effective date of an award to a nonemployee director under the proposed plan, the fair market value of one share is less than or equal to 133 1/3% of its fair market value on the award date (the Vesting Factor), 40% of the option rights granted to such nonemployee director will be cancelled, and the nonemployee director will continue to hold 40% of the restricted stock awarded to him or her free of restrictions on a non-forfeitable basis. If, instead, on such date the fair market value of one share is greater than the Vesting Factor, 40% of the restricted stock will be forfeited, and the nonemployee director will continue to hold the option rights granted in tandem therewith, which will then become exercisable. On the dates of each of the third, fourth and fifth annual meetings following the award date, 20% of the total number of shares of restricted stock awarded to the nonemployee director will be forfeited or become non-forfeitable, and 20% of the total number of option rights granted to such nonemployee director will be cancelled or become exercisable, on the basis of the Vesting Factor.

    If a nonemployee director dies or becomes disabled prior to the date of the fifth annual meeting following an award date, all outstanding shares of restricted stock awarded to him or her that have not previously become non-forfeitable will be forfeited or become non-forfeitable, and all option rights granted in tandem therewith will become exercisable or be cancelled, on the basis of the Vesting Factor. In the event of the retirement of a nonemployee director, vesting will be accelerated by one year as of the date of retirement. Should any nonemployee director cease to serve for any other reason prior to the date of the fifth annual meeting of shareholders following an award date, all outstanding shares of restricted stock awarded to him or her that have not yet become non-forfeitable will be forfeited, and all option rights granted in tandem therewith will be cancelled, on the day following the day on which such service ceases.

    Nonemployee directors will be entitled to voting, dividend and other ownership rights with respect to their restricted stock upon its award. If restricted stock is forfeited, such ownership rights shall terminate. No additional consideration will be due in connection with any award of restricted stock. Shares of restricted stock may not be sold, transferred, pledged or encumbered prior to the date, if any, on which they become non-forfeitable.

    The option price for shares under the Plan will be the fair market value on the award date and is payable in cash and/or equivalent value in Company common stock. Option Rights that become exercisable will expire upon the earlier of:
(i) ten years after the award date or (ii) three months after the director ceases to serve as such for reasons other than death, disability, retirement pursuant to the Company's director tenure policy, or other termination of service as a director of the Company with the consent of a majority of the members of the Board who are not then participating in the 1994 Stock Plan. Option rights may not be sold or transferred other than by will or the laws of descent and distribution. Option rights are exercisable during the nonemployee director's lifetime only by him or her or his or her legal representative.

    It is intended that, upon the lapse, if any, of the restrictions on the restricted stock, the Company will be entitled to a federal income tax deduction, and the nonemployee director will recognize personal service income, in an amount equal to the fair market value of the shares on the date they become non-forfeitable. Additionally, upon exercise of option rights, it is intended that if the option price is paid for by surrender of shares of Company common stock, no gain or loss will be recognized by a nonemployee director to the extent that the shares received are equal in value to the shares surrendered. However, the fair market value of the "excess" shares received will be includable in the director's income as personal service income. The Company will be entitled to a deduction equal to the amount of the personal service income recognized by the director at the time the director is taxed.

    The Board can amend or terminate the 1994 Stock Plan under certain circumstances.

    If the proposed plan becomes effective, and if the directors nominated for election are elected at the Annual Meeting, the following persons will receive the following awards of restricted stock and grants of option rights effective as of the date of such meeting:

                               NEW PLAN BENEFITS
                           ROADWAY SERVICES INC. 1994
                       NONEMPLOYEE DIRECTORS' STOCK PLAN

                                       ESTIMATED SHARES
                                              OF            ESTIMATED SHARES
              NAME OF                     RESTRICTED           SUBJECT TO
       NONEMPLOYEE DIRECTOR                 STOCK*           OPTION RIGHTS*
- -----------------------------------    ----------------     ----------------
G. B. Beitzel                                1,842                7,368
R. A. Chenoweth                              1,842                7,368
N. C. Harbert                                1,842                7,368
C. R. Longsworth                             1,842                7,368
G. J. Roush                                  1,842                7,368
W. Sword                                     1,842                7,368
S. R. Werner                                 1,842                7,368
All Nonemployee Directors
  as a group, excluding
  Mr. Mercer                                12,894               51,576

* Estimate based on the average of the high and low sales prices of the shares on March 31, 1994 ($67 7/8). Actual awards will be based on the fair market value of shares on the award date.

VOTE REQUIRED

    The affirmative vote of the holders of at least a majority of the outstanding shares present in person or by proxy at the meeting, or any adjournment thereof, is necessary for approval of this Proposal No. 2.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

                              SHAREHOLDER PROPOSAL
                                (PROPOSAL NO. 3)

    A shareholder has informed the Company that the following proposal will be presented at the Annual Meeting. The Company disclaims any responsibility for the content of the proposal and supporting statement, which are presented as received from the shareholder.

    The name of the proponent, address and shareholdings will be furnished by the Company to any shareholder, orally or in writing as requested, promptly upon receipt of any request therefor.

                              CONFIDENTIAL VOTING

RESOLVED: That the stockholders of Roadway recommend that the Board of Directors take the necessary steps to adopt and implement a policy of confidential voting at all meetings of its shareholders; and that this includes the following provisions:

    1. That the voting of all proxies, consents and authorizations be secret, and that no such document shall be available for examination nor shall the vote or identity of any shareholder be disclosed except to the extent necessary to meet the legal requirements, if any, of the Company's state of incorporation; and

    2. That the receipt, certification, and tabulation of such votes shall be performed by independent election inspectors.

PROPONENT'S STATEMENT IN SUPPORT OF THE PROPOSAL:

    Voting can only fairly reflect a voter's conviction when the process is free of potential coercion. Secret balloting is considered essential to such a process.

    Major institutional investors support confidential voting, including many of the prominent funds that own sizable shares of Roadway stock.

    Protecting confidentiality is important so that shareholders feel free to oppose management nominees and vote on resolutions without fear of management intervention.

    Money managers can jeopardize business relationships by their voting positions. The gravity of this problem is demonstrated by the finding by the Investor Responsibility Research Center's study that a majority of those surveyed faced resolicitation from company management after they submitted their proxy.

    Some shareholders of the company do business with various firms connected to incumbent directors. Other shareholders are customers. These connections create the possibility of pressure.

    Employee shareholders at Roadway, who own more than 22% of the stock, are especially vulnerable.

    Many shareholders believe confidentiality can be assured by holding stock in a street or nominee name. This is not the case; some brokers or nominees reveal their customers' votes. Moreover, a shareholder who owns stock in a street or nominee name is giving up important legal rights such as access to corporate records that are given only to shareholders of record.

    Many companies are adopting confidential voting policies, including Sears, Baxter International, Weyerhaeuser, General Signal, Unisys and W. R. Grace. Shareholders at Avon, Lockheed, and USX enacted confidential voting over management opposition. At National Intergroup, management tried to get shareholders to accept limited confidentiality, but 69.9 percent of shares voted instead in favor of full confidentiality.

    Last year, a Teamster employee-shareholder at Anheuser-Busch asked the company to adopt confidential voting, and the company agreed.

    For these reasons, we urge you to vote FOR the resolution.

    THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE FOREGOING SHAREHOLDER PROPOSAL FOR THE FOLLOWING REASONS:

    Your directors oppose the proposal to require confidential shareholder voting, the withholding of proxies and related documents from examination by Company representatives and the use of independent inspectors in the voting process. The proposal would merely add costs to the Company's voting process without serving any interest of the shareholders as a whole, and in some cases would cause harm.

    The proponent of the proposal is wrong in believing that shareholders who wish to remain anonymous cannot do so. Many shareholders hold their shares in street name and their nominees, under federal law, may not reveal their owner's name to anyone. Employee participants in the Company's benefit plans own their shares through a trustee bank, which also may not reveal how they vote. Furthermore, there may be some occasions when an issue is of such importance that the ability of the Company to urge acceptances from abstainers, for example, is appropriate and necessary if the directors are to properly serve the interests of all shareholders.

    The present system of appointment of inspectors of election similarly should be retained. The three to be appointed each year are a company officer, a designee of the Company's independent auditing firm, and a member of the Akron law firm of Buckingham, Doolittle & Burroughs. These representatives have always accomplished their task at virtually no expense but with complete reliability. The proponent would substitute for that a costly, cumbersome process for no reason except to serve his goal of complete secrecy.

VOTE REQUIRED

    The affirmative vote of the holders of at least a majority of the outstanding shares present in person or by proxy at the meeting, or adjournment thereof, is necessary for approval of this Proposal No. 3.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL NO. 3.

                      DESIGNATION OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 4)
    A proposal will be presented at the meeting to ratify the designation of Ernst & Young as independent auditors of the Company for 1994. Ernst & Young have been the independent auditors of the Company since 1951. Representatives of Ernst & Young will be present at the meeting to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS
    Shareholder proposals to be presented at the 1995 Annual Meeting must be received in writing by the Company at its principal offices by December 9, 1994, in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting. Proposals must comply with federal securities regulations and Ohio law.

                              COST OF SOLICITATION
    The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by regular employees of the Company by telephone. The Company does not expect to pay any compensation for the solicitation of proxies, but it may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy material to principals and obtaining their proxies.

April 11, 1994                                                           D.A. Wilson
                                                                          Secretary

                                                               Attachment 1
                               ROADWAY SERVICES, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
 P
 R                THE ANNUAL MEETING OF SHAREHOLDERS, MAY 11, 1994
 O
 X            The undersigned hereby appoints R. A. Chenoweth, J. M. Clapp
 Y and D. A. Wilson, or any of them or their substitutes, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Roadway Services, Inc. held of record by the undersigned at the close of business on March 25, 1994, at the Annual Meeting of Shareholders to be held Wednesday, May 11, 1994, or any adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

              This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election as directors of the nominees listed, FOR the 1994 Nonemployee Directors' Stock Plan, AGAINST the shareholder proposal with respect to confidential voting, and FOR the ratification of independent auditors for 1994.

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
    APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                SEE REVERSE
                                                                   SIDE


      / X /   PLEASE MARK YOUR                                              SHARES IN YOUR NAME     REINVESTMENT SHARES
              VOTES AS IN THIS
              EXAMPLE.

                                                                  FOR                  WITHHELD
1.  Election of                                                  /  /                    /  /
    Directors

     Director Nominees: G. B. Beitzel,
     R. A. Chenoweth, J. M.  Clapp,
     N. C. Harbert, C. R. Longsworth,
     R. E. Mercer, G. J. Roush, D. J. Sullivan,
     W. Sword, and S. R. Werner.

For, except vote withheld from the following nominee(s):

_________________________________________________________________________________


                                                                  FOR       AGAINST     ABSTAIN
2.  Approval of the 1994                                         /  /        /  /        /  /
    Nonemployee Directors'
    Stock Plan.

    DIRECTORS RECOMMEND A VOTE FOR


                                                                  FOR       AGAINST     ABSTAIN
3.  A shareholder proposal                                       /  /        /  /        /  /
    with respect to
    confidential voting.

    DIRECTORS RECOMMEND A VOTE AGAINST


                                                                  FOR       AGAINST     ABSTAIN
4.  Ratification of Ernst &                                      /  /        /  /        /  /
    Young as independent
    auditors.

    DIRECTORS RECOMMEND A VOTE FOR




SIGNATURE(S) ____________________________________________________________   DATE  ______________


SIGNATURE(S) ____________________________________________________________   DATE  ______________

NOTE:  Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Please mark, sign, date and return the proxy promptly in the enclosed postage paid envelope.


                                                           Attachment 2

***************************************************************************
*                                                                         *
*  This Roadway Services, Inc. 1994 Nonemployee Directors' Stock Plan is  *
*  filed pursuant to Instruction #3 of Item 10 in Schedule 14A. This      *
*  document is not being distributed to shareholders.                     *
*                                                                         *
***************************************************************************


                             ROADWAY SERVICES, INC.

                     1994 NONEMPLOYEE DIRECTORS' STOCK PLAN

                                   ARTICLE I

                                    PURPOSE

    The purpose of the Roadway Services, Inc. Nonemployee Directors' Stock Plan (the Plan) is to continue to attract and retain nonemployee directors of exceptional ability and to solidify the common interest of directors and shareholders in enhancing the value of the Company's common stock.

                                   ARTICLE II

                                  DEFINITIONS

    For purposes of the Plan, the following words and phrases shall have the meanings indicated:

        2.1 Annual Meeting means an annual meeting of shareholders of the Company.

        2.2 Award Date means the date of the Annual Meeting as of which an award and grant under the Plan is effective.

        2.3 Board means the Board of Directors of the Company.

        2.4 Company means Roadway Services, Inc., an Ohio corporation, and any successor thereto.

        2.5 Fair Market Value means the average of the highest and lowest sales prices of the Shares on a specified date (or, if Shares were not traded on such day, the next preceding day on which Shares were traded) as reported in The Wall Street Journal under the heading "NASDAQ National Market Issues" or any similar or successor heading.

        2.6 Nonemployee Director means a member of the Board who is not employed by the Company or any of its subsidiaries.

        2.7 Option Right means the right to purchase Shares granted pursuant to
    Article IV.

        2.8 Restricted Stock means Shares awarded pursuant to Article IV which are neither non-forfeitable nor transferable pursuant to Articles V and VI.

        2.9 Shares means shares of common stock, without par value, of the Company.
                                  ARTICLE III

                          SHARES AVAILABLE FOR GRANTS

    Subject to adjustment as provided in Section 8.4, the Shares which may be sold upon the exercise of Option Rights, or awarded as Restricted Stock and released from restrictions upon becoming non-forfeitable and transferable, shall not exceed in the aggregate 80,000 Shares. Shares which are subject to the unexercised portions of any Option Rights that expire, terminate or are cancelled, and Shares of Restricted Stock that are forfeited or otherwise reacquired by the Company pursuant to the restrictions thereon, shall again become available for the award of Restricted Stock and grant of Option Rights under the Plan, provided that Shares of Restricted Stock shall not become so available if any dividends have been paid thereon prior to such reacquisition.

                                   ARTICLE IV

                           AWARDS OF RESTRICTED STOCK
                     IN TANDEM WITH GRANTS OF OPTION RIGHTS

    4.1 Awards and Grants. Each Nonemployee Director elected or re-elected to the Board at the 1994 Annual Meeting other than Robert E. Mercer shall be awarded, effective as of the date of such meeting, Restricted Stock having a Fair Market Value on the Award Date of One Hundred Twenty-Five Thousand Dollars ($125,000), in tandem with a grant of Option Rights to purchase that number of Shares as shall be equal to four (4) times the number of Shares included in such award of Restricted Stock. Each Nonemployee Director first elected to the Board at an Annual Meeting after the 1994 Annual Meeting and Mr. Mercer, if he is re-elected to the Board at an Annual Meeting after the 1994 Annual Meeting shall be awarded, effective as of the date of the meeting at which he or she is so elected, Restricted Stock having a Fair Market Value on the Award Date of One Hundred Twenty-Five Thousand Dollars ($125,000), in tandem with a grant of Option Rights to purchase that number of Shares as shall be equal to four (4) times the number of Shares included in such award of Restricted Stock.

    4.2 Execution of Agreement. Each award and grant hereunder shall be contingent upon execution by the Nonemployee Director of a document agreeing to the terms and conditions set forth in the Plan, and any other terms and conditions required by the Company.

                                   ARTICLE V

   LAPSE OF RESTRICTIONS ON RESTRICTED STOCK; EXERCISABILITY OF OPTION RIGHTS

    Shares of Restricted Stock awarded under the Plan shall be forfeited or become non-forfeitable, and Option Rights granted under the Plan shall be cancelled or become exercisable, on the following basis:

        (a) Forty percent (40%) of the total number of Shares of Restricted Stock awarded to any Nonemployee Director shall become non-forfeitable on the date of the second Annual Meeting following the Award Date, provided that on the date of such second Annual Meeting the Fair Market Value of one Share shall be less than or equal to one hundred thirty-three and one-third percent (133 1/3%) of its Fair Market Value on the Award Date, and in such event the Option Rights granted in tandem with such Shares of Restricted Stock thereupon shall be cancelled. If on the date of such second Annual Meeting the Fair Market Value of one Share is greater than one hundred thirty-three and one-third percent (133 1/3%) of its Fair Market Value on the Award Date, such Shares of Restricted Stock instead shall be forfeited and shall revert to the Company, and the Option Rights granted in tandem therewith shall continue to be held by such Nonemployee Director pursuant to the terms hereof and thereupon shall become exercisable.

        (b) Twenty percent (20%) of the total number of Shares of Restricted Stock awarded to any Nonemployee Director shall become non-forfeitable on the dates of each of the third, fourth and fifth Annual Meetings following the Award Date, provided that on the date of such third, fourth or fifth Annual Meeting the Fair Market Value of one Share shall be less than or equal to one hundred thirty-three and one-third percent (133 1/3%) of its Fair Market Value on the Award Date, and in such event the Option Rights granted in tandem with such Shares of Restricted Stock thereupon shall be cancelled. If on the date of such third, fourth or fifth Annual Meeting the Fair Market Value of one Share is greater than one hundred thirty-three and one-third percent (133 1/3%) of its Fair Market Value on the Award Date, such Shares of Restricted Stock instead shall be forfeited and shall revert to the Company, and the Option Rights granted in tandem therewith shall continue to be held by such Nonemployee Director pursuant to the terms hereof and thereupon shall become exercisable.

        (c) In the event of the death or disability of a Nonemployee Director while he or she remains a director prior to the date of the fifth Annual Meeting following his or her Award Date, notwithstanding anything to the contrary contained herein, all outstanding Shares of Restricted Stock theretofore awarded to him or her that have not yet become non-forfeitable shall thereupon become non-forfeitable, provided that on the Determination Date (as hereinafter defined) the Fair Market Value of one Share shall be less than or equal to one hundred thirty-three and one-third percent
    (133 1/3%) of its Fair Market Value on the Award Date, and in such event all Option Rights granted in tandem therewith thereupon shall be cancelled. If on such Determination Date the Fair Market Value of one Share is greater than one hundred thirty-three and one-third percent (133 1/3%) of its Fair Market Value on the Award Date, all such Shares of Restricted Stock instead shall be forfeited and shall revert to the Company, and all Option Rights granted in tandem therewith shall continue to be held by such Nonemployee Director or his estate pursuant to the terms hereof and thereupon shall become exercisable. For purposes of this paragraph (c), Determination Date shall mean, as applicable, the date of the Nonemployee Director's death or the date on which the Nonemployee Director ceases to serve as a director of the Company as a result of disability.

        (d) In the event of the retirement of a Nonemployee Director pursuant to the Company's director tenure policy prior to the date of the fifth Annual Meeting following his or her Award Date, notwithstanding anything to the contrary contained herein, the schedule of non-forfeitability set forth in paragraph (a) and paragraph (b) of this Article V shall be modified so that outstanding Shares of Restricted Stock theretofore awarded to him or her that have not yet become non-forfeitable shall thereupon become non-forfeitable on a schedule that is one year earlier than provided in such paragraphs (a) and (b) so that forty percent (40%) of the total number of Shares of Restricted Stock shall become non-forfeitable on the date of the first Annual Meeting following the Award Date as provided in paragraph (a) if such First Annual Meeting has not yet occurred, and twenty percent (20%) of the total number of Shares of Restricted Stock shall become non-forfeitable on the dates of each of the second, third and fourth Annual Meetings following the Award Date as provided in such paragraph (b), provided that on the Determination Date (as hereinafter defined) the Fair Market Value of one Share shall be less than or equal to one hundred thirty-three and one-third percent (133 1/3%) of its Fair Market Value on the Award Date, and in such event all Option Rights granted in tandem with such Shares of Restricted Stock thereupon shall be cancelled. If on such Determination Date the Fair Market Value of one Share is greater than one hundred thirty-three and one-third (133 1/3%) of its Fair Market Value on the Award Date, all such Shares of Restricted Stock instead shall be forfeited and shall revert to the Company, and all Option Rights granted in tandem therewith shall continue to be held by such Non-Employee Director pursuant to the terms hereof and thereupon shall become exercisable. For purposes of this paragraph (d), Determination Date shall mean the date service as a Director terminates.

        (e) Except as otherwise provided in paragraph (c) or paragraph (d) above, should any Nonemployee Director cease to serve as such for any reason prior to the date of the fifth Annual Meeting following his or her Award Date, all outstanding Shares of Restricted Stock awarded to such Nonemployee Director that have not yet become non-forfeitable shall be forfeited and shall revert to the Company, and all Option Rights granted in tandem therewith shall be cancelled, on the day following the date on which such service ceases.

                                   ARTICLE VI

               TERMS AND CONDITIONS OF AWARDS OF RESTRICTED STOCK

    6.1 Rights as Shareholder. Each award of Restricted Stock under the Plan shall constitute a transfer of the ownership of Shares to the Nonemployee Director in consideration of the performance of services, entitling such Nonemployee Director to voting, dividend and other ownership rights, but subject to the forfeiture and transfer restrictions provided herein. No additional consideration shall be due in connection with any such award.

    6.2 Transfer Restrictions. Shares of Restricted Stock awarded pursuant to the Plan which have not yet become non-forfeitable may not be sold, transferred (including, without limitation, transfer by gift or donation), pledged or encumbered prior to the date, if any, on which they become non-forfeitable and shall bear appropriate legends.

    6.3 Additional Securities. Any new or additional Shares or other securities to which a Nonemployee Director, by virtue of awards of Restricted Stock hereunder, becomes entitled due to a stock dividend, stock split, recapitalization, merger or other event shall be subject to all terms and conditions of the Plan, including this Article VI.

                                  ARTICLE VII

                TERMS AND CONDITIONS OF GRANTS OF OPTION RIGHTS

    7.1 Option Price. The option price per share of each Share included in a grant of Option Rights shall be the Fair Market Value of such Share as of the Award Date. Such Option price shall be payable by check, by transfer to the Company of Shares (not subject to restrictions pursuant to Article VI) having a Fair Market Value equal, at the time of exercise of the Option Right, to the option price or by a combination of such methods of payment.

    7.2 Expiration of Option Rights; Transfer Restrictions. Option Rights granted to a Nonemployee Director under the Plan which become exercisable pursuant to Article V shall expire upon the earlier of the following: (i) ten
(10) years after the Award Date or (ii) three (3) months after the director ceases to serve as such for reasons other than death, disability, retirement as a director pursuant to the Company's director tenure policy, or other termination of service as a director of the Company with the consent of a majority of the members of the Board who are not then participating in the Plan. Option Rights granted to a Nonemployee Director pursuant to the Plan in no event shall be sold or transferred other than by will or the laws of descent and distribution. Option Rights are exercisable during the Nonemployee Director's lifetime only by him or her or his or her legal representative.

                                  ARTICLE VIII

                                 ADMINISTRATION

    8.1 Committee; Duties. The administrative committee for the Plan (the Committee) shall consist of the Chairman of the Board (provided that he is not a Nonemployee Director) and two Company officers or directors who are not Nonemployee Directors, who shall be appointed by the Chairman of the Board. The Committee shall supervise the administration of the Plan, may from time to time adopt procedures governing the Plan and shall have authority to give interpretive rulings with respect to the Plan, provided that the Committee shall not, except as provided in Section 8.4, have any authority or discretion as to the selection of persons eligible to participate in the Plan, the timing of awards under the Plan, the number of Shares to be included in awards of Restricted Stock or to be subject to Option Rights or the purchase price for any such Shares.

    8.2 Agents. The Committee may appoint an individual, who may be an employee of the Company, to be the Committee's agent with respect to the day-to-day administration of the Plan. In addition, the Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

    8.3 Binding Effect of Decisions. Any decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation or application of the Plan shall be final and binding upon all persons having any interest in the Plan.

    8.4 Adjustments. In the event of (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, separation, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase stock or (c) any other corporate transaction or event having an effect similar to any of the foregoing, the Committee shall make or provide for such adjustments in (i) the number or kind of Shares or other securities of the Company available for grants under Article

III, (ii) the kind of securities of the Company to be covered by awards of Restricted Stock, (iii) the option price and the number or kind of Shares or other securities of the Company covered by outstanding Option Rights and (iv) such other matters as the Committee may determine is equitably required to prevent dilution or enlargement of the rights of participants in the Plan.

                                   ARTICLE IX

                                 MISCELLANEOUS

    9.1 Amendment. The Board may at any time amend, suspend or terminate any or all of the provisions of the Plan, except that (i) no such amendment, suspension or termination shall adversely affect any Restricted Stock or Option Rights theretofore awarded or granted under the Plan to any Nonemployee Director without the written consent of such director and (ii) except as provided in
Section 8.4, any amendment to the Plan that would have the effect of changing the persons eligible to participate in the Plan, the timing of awards under the Plan, the number of Shares to be awarded or granted to participants under the Plan or the purchase price thereof shall be approved by the shareholders of the Company prior to effectiveness. In no event shall the provisions of the Plan relating to the matters set forth in clause (ii) of this Section 9.1 be amended more than once every six months, other than to comport with changes in the Internal Revenue Code.

    9.2 Effective Date. The Plan shall be effective upon the later of (i) its approval by the shareholders of the Company or (ii) the receipt by the Company of such rulings, interpretive letters, legal opinions and other professional advice as to the tax, securities and other legal ramifications of the Plan as the Company shall deem necessary.

    9.3 Governing Law. The provisions of the Plan shall be construed and interpreted according to the laws of the state of Ohio.

    9.4 Successors. The provisions of the Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company and successors of any such corporation or other business entity.

    9.5 Right to Continued Service. Nothing contained herein shall be construed to confer upon any director the right to continue to serve as a director of the Company or in any other capacity.

    9.6 Rule 16b-3. This Plan is intended to comply with Rule 16b-3 under the Securities Exchange of 1934 as in effect prior to May 1, 1991. The Board or the Committee may elect at any time to make Rule 16b-3 as in effect on and after such date applicable to the Plan.